Exhibit 99.1
Twilio Announces First Quarter 2025 Results

•Revenue of $1.17 billion, up 12% year-over-year; raised full year organic revenue growth guidance to 7.5% to 8.5%
•GAAP Income from Operations of $23 million, a $67 million improvement year-over-year
•Non-GAAP Income from Operations of $213 million; raised full year guidance to $850 to $875 million
SAN FRANCISCO--(BUSINESS WIRE)--May 1, 2025--Twilio (NYSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, reported financial results for its first quarter ended March 31, 2025.
“Twilio saw another quarter of revenue growth acceleration and double-digit growth, illustrating that our commitment to operating with more discipline, rigor, and focus is paying off," said Khozema Shipchandler, CEO of Twilio. "I’m encouraged by the momentum we’ve established to start the year. Going forward, we’ll continue to focus on what’s in our control and will deliver further innovation on behalf of our customers who rely on Twilio to drive amazing experiences for their end users.”

First Quarter 2025 Financial Highlights

•Total revenue of $1.17 billion, up 12% year-over-year. Communications revenue of $1.10 billion, up 13% year-over-year. Segment revenue of $75.7 million, up 1% year-over-year.

•GAAP income from operations of $23.1 million, compared with GAAP loss from operations of $43.5 million for the first quarter of 2024.

•Non-GAAP income from operations of $213.4 million, compared with non-GAAP income from operations of $159.6 million for the first quarter of 2024.

•GAAP net income per share attributable to common stockholders, diluted, of $0.12 based on 161.8 million weighted average shares outstanding, compared with GAAP net loss per share attributable to common stockholders, diluted, of $0.31 based on 181.0 million weighted average shares outstanding in the first quarter of 2024.

•Non-GAAP net income per share attributable to common stockholders, diluted, of $1.14 based on 161.8 million non-GAAP weighted average shares outstanding, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $0.80 based on 183.4 million non-GAAP weighted average shares outstanding in the first quarter of 2024.

•Net cash provided by operating activities of $191.0 million and free cash flow of $178.3 million, compared with net cash provided by operating activities of $190.1 million and free cash flow of $177.3 million for the first quarter of 2024.

Key Metrics
•More than 335,000 Active Customer Accounts as of March 31, 2025 compared to more than 313,000 Active Customer Accounts as of March 31, 2024.

•Dollar-Based Net Expansion Rate of 107% for the first quarter of 2025 compared to Dollar-Based Net Expansion Rate of 102% for the first quarter of 2024.

•5,502 employees as of March 31, 2025.

Dollars in millions, except per share amounts	Q1 2025 Results
Revenue	$1,172
Y/Y Revenue Growth	12%

	Amount	Margin
GAAP income from operations	$23	2.0%
Non-GAAP income from operations	$213	18.2%
Net cash provided by operating activities	$191	16%
Free cash flow	$178	15%
GAAP net income attributable to common stockholders	$20
Non-GAAP net income attributable to common stockholders	$184
GAAP net income per share attributable to common stockholders, diluted	$0.12
Non-GAAP net income per share attributable to common stockholders, diluted	$1.14

Share Repurchase Program
In January 2025, Twilio’s Board of Directors authorized a share repurchase program pursuant to which Twilio may repurchase up to $2.0 billion in aggregate value of its outstanding Class A common stock. The program is set to expire on December 31, 2027. During the first quarter of 2025, Twilio repurchased $130.2 million in aggregate value of shares of Class A common stock.
Outlook
Twilio is initiating guidance for the second quarter ending June 30, 2025. For fiscal year 2025, Twilio is raising its organic revenue target to 7.5% - 8.5% year-over-year, compared with 7% - 8% previously. In addition, Twilio is raising both its 2025 non-GAAP income from operations target and its free cash flow target to $850 - $875 million, compared with $825 - $850 million previously.

Dollars and shares in millions, except per share amounts	Q2 2025 Guidance
Revenue	$1,180 - $1,190
Y/Y Revenue Growth	9% - 10%
Non-GAAP income from operations	$195 - $205
Non-GAAP diluted earnings per share (1)	$0.99 - $1.04
Non-GAAP weighted average diluted shares outstanding	157

(1) Non-GAAP diluted earnings per share guidance assumes no impact from volatility of foreign exchange rates.

Dollars in millions	FY25 Guidance
Y/Y Organic Revenue Growth	7.5% - 8.5%
Non-GAAP income from operations	$850 - $875
Free cash flow	$850 - $875

Conference Call Information
Twilio is hosting a Q&A conference call today, May 1, 2025, to discuss its first quarter financial results. The conference call will begin at 2:00 p.m. (PT) / 5:00 p.m. (ET), and investors and analysts should register for the webcast in advance by visiting https://edge.media-server.com/mmc/p/qgo3e62v/. The live webcast of the conference call, as well as a replay, and Twilio’s supplemental earnings presentation, will be available on the investor relations website.
Twilio uses its investor relations website and its X (formerly Twitter) feed (@twilio), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Today’s leading companies trust Twilio’s Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries and territories, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) visit www.twilio.com.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release and the accompanying conference call include, but are not limited to, statements about: our future financial and operating performance, including our expected financial and operating results, guidance and targets, including the assumptions underlying such guidance and targets; our anticipated strategies and business plans and our ability to successfully execute them; our ability to drive growth, profitability, free cash flow and stockholder returns and increase our market share; our expectations regarding capital returns to shareholders, including share repurchases; our expectations regarding our relationships with ISVs, partners and resellers, and our self-service and cross-sell efforts; our ability to expand into new and existing markets, including international markets; the development and release of our products (and the timing thereof), including related to AI and machine learning; the effects of our go-to-market focus to capture market share; our strategy for streamlining and adding value to the customer experience; our ability to deliver on our product roadmap and our focus on innovation; and our expectations regarding the macroeconomic environment and the impact of global economic, political and industry conditions on our business, customers and partners. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: our ability to attract and retain customers and expand their usage of our platform; our ability to realize the anticipated benefits of changes to our operating model and organizational structure; our ability to successfully implement our cost-saving initiatives and to capture expected efficiencies; our ability to form and expand partnerships; our ability to successfully enter into new markets and manage our international expansion; the impact of macroeconomic and political conditions and market volatility; our ability to compete effectively in intensely competitive markets; our financial performance, including expectations regarding our results of operations and the assumptions underlying such expectations, and ability to achieve and sustain profitability; our ability to manage changes in network service provider fees and optimize our network service provider coverage and connectivity; and our ability to comply with modified or new industry standards, laws and regulations applying to our business, and increased costs associated with regulatory compliance.

The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in our most recent filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should any of these risks materialize, or should our assumptions prove to be incorrect, actual financial results could differ materially from our projections or those implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
All forward-looking statements contained in this press release and the accompanying conference call represent our management’s beliefs and assumptions only as of the date such statements are made and we do not assume any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date on which the statements were made, or to reflect new information or the occurrence of unanticipated events, except as required by law.
Non-GAAP Financial Measures
In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying conference call include certain non-GAAP financial measures, including those listed below. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures may be helpful to investors because they provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of results of operations and assist in comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We believe organic revenue and organic revenue growth are useful in understanding the ongoing results of our operations. We believe free cash flow and free cash flow margin provide useful supplemental information to help investors understand underlying trends in our business and our liquidity.

These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation of these measures to the most directly comparable GAAP measures is included at the end of this press release. We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP measures presented in this press release and the accompanying conference call, or a GAAP reconciliation, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding forward-looking GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, we define non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles and payroll taxes related to stock-based compensation. Segment-level non‑GAAP gross profit and non‑GAAP gross margin are calculated using the same methodology, but using (and excluding, as applicable) only revenue and expenses attributable to the applicable segment.

Non‑GAAP Operating Expenses. For the periods presented, we define non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.

Non‑GAAP Income (Loss) from Operations and Non‑GAAP Operating Margin. For the periods presented, we define non‑GAAP income (loss) from operations and non‑GAAP operating margin as GAAP income (loss) from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets. Segment-level non‑GAAP income (loss) from operations and non‑GAAP operating margin are calculated using the same methodology, but using (and excluding, as applicable) only revenue and expenses attributable to the applicable segment.

Non‑GAAP Net Income Attributable to Common Stockholders and Non‑GAAP Net Income Per Share Attributable to Common Stockholders. For the periods presented, we define non-GAAP net income attributable to common stockholders and non‑GAAP net income per share attributable to common stockholders, diluted (which we refer to as “non-GAAP diluted earnings per share”) as GAAP net income (loss) attributable to common stockholders and GAAP net income (loss) per share attributable to common stockholders, diluted, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, accretion of debt discount and issuance costs, provision of income tax effects related to non-GAAP adjustments, income tax benefit related to acquisitions, charitable contributions, share of losses from equity method investment, restructuring costs, impairment of long-lived assets and gains on or impairment of strategic investments.

Organic Revenue. For the periods presented, we define organic revenue as GAAP revenue, excluding (i) revenue from each acquired business and revenue from application-to-person (“A2P”) 10DLC fees imposed by major U.S. carriers on our core messaging business, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (ii) revenue from each divested business beginning in the quarter of the closing date of such divestiture; provided that (a) if an acquisition closes or such fees are initially charged on the first day of a quarter, such revenue will be included in organic revenue beginning on the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (b) if a divestiture closes on the last day of a quarter, such revenue will be included in organic revenue for that quarter. A2P 10DLC fees are fees imposed by U.S. mobile carriers for A2P SMS messages delivered to its subscribers, and we pass these fees to our messaging customers at cost.

Organic Revenue Growth. For the periods presented, we calculate organic revenue growth by dividing (i) organic revenue for the period presented less organic revenue in the comparative period by (ii) organic revenue in the comparative period. If revenue from certain acquisitions, divestitures or A2P 10DLC fees is included or excluded in organic revenue in the period presented, then revenue from the same acquisitions, divestitures and A2P 10DLC fees is included or excluded in organic revenue in the comparative period for purposes of the organic revenue growth calculation. As a result, organic revenue used in this calculation for the comparative period will not always equal organic revenue reported for the comparative period.

Free Cash Flow and Free Cash Flow Margin. For the periods presented, we define free cash flow as net cash provided by operating activities, excluding capitalized software development costs and purchases of long-lived and intangible assets, and we define free cash flow margin as free cash flow divided by revenue.

Operating Metrics

We review a number of operational and financial metrics, including Active Customer Accounts and Dollar-Based Net Expansion Rate, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. These metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, these metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate Active Customer Accounts and Dollar-Based Net Expansion Rate are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. If investors or analysts do not perceive our metrics to be accurate representations of our business, or if we discover material inaccuracies in our metrics, our reputation, business, results of operations, and financial condition would be harmed.

Active Customer Accounts. We define an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $5 of revenue in the last month of the period. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account. Active Customer Accounts excludes customer accounts from Zipwhip, Inc. (“Zipwhip”). Communications Active Customer Accounts and Segment Active Customer Accounts are calculated using the same methodology, but using only revenue recognized from accounts in the respective segment. The number of consolidated and Communications Active Customer Accounts is rounded down to the nearest thousand. The number of Segment Active Customer Accounts is rounded down to the nearest hundred.
Our business and customer relationships have grown since we began reporting the number of Active Customer Accounts using the above definition, which is anchored to a minimum $5 monthly revenue figure. We have a large number of Active Customer Accounts with relatively low individual spend that in the aggregate do not drive a significant portion of our revenue. Due to this dynamic, we believe that the number of Active Customer Accounts, as currently defined, is less informative now as an indicator of the growth of our business and future revenue trends than it has been in prior periods.

Dollar-Based Net Expansion Rate. Our Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts and customer accounts from Zipwhip in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, we first identify the cohort of Active Customer Accounts and customer accounts from Zipwhip that were Active Customer Accounts or customer accounts from Zipwhip in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate Dollar-Based Net Expansion Rate for periods longer than one quarter, we use the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. Revenue from acquisitions does not impact the Dollar-Based Net Expansion Rate calculation until the quarter following the one-year anniversary of the applicable acquisition, unless the acquisition closing date is the first day of a quarter. Revenue from divestitures does not impact the Dollar-Based Net Expansion Rate calculation beginning in the quarter the divestiture closed, unless the divestiture closing date is the last day of a quarter. Communications Dollar-Based Net Expansion Rate and Segment Dollar-Based Net Expansion Rate are calculated using the same methodology, but using only revenue attributable to the respective segment and Active Customer Accounts and customer accounts from Zipwhip for that respective segment. Revenue from customer accounts from Zipwhip, which we acquired on July 14, 2021, has been included in our Dollar-Based Net Expansion Rate beginning in the quarter ended December 31, 2022.

We believe that measuring Dollar-Based Net Expansion Rate, on an aggregate basis and at the segment level, provides an important indication of the performance of our efforts to increase revenue from existing customers. Our ability to drive growth and generate incremental revenue depends, in part, on our ability to maintain and grow our relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which we have historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Our Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Our Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when we lower usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$1,172,463	$1,047,050
Cost of revenue	590,896	503,009
Gross profit	581,567	544,041
Operating expenses:
Research and development	254,295	260,457
Sales and marketing	212,113	214,503
General and administrative	92,077	112,585
Total operating expenses	558,485	587,545
Income (loss) from operations	23,082	(43,504)
Other income (expenses), net:
Share of losses from equity method investment	(19,471)	(29,575)
Other income, net	22,973	27,918
Total other income (expenses), net	3,502	(1,657)
Income (loss) before provision for income taxes	26,584	(45,161)
Provision for income taxes	(6,567)	(10,188)
Net income (loss) attributable to common stockholders	$20,017	$(55,349)
Net income (loss) per share attributable to common stockholders:
Basic	$0.13	$(0.31)
Diluted	$0.12	$(0.31)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	153,345,192	181,017,726
Diluted	161,794,287	181,017,726

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of March 31,	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$467,094	$421,297
Short-term marketable securities	1,980,983	1,963,102
Accounts receivable, net	577,624	588,540
Prepaid expenses and other current assets	442,155	474,360
Total current assets	3,467,856	3,447,299
Property and equipment, net	183,613	191,042
Operating right-of-use assets	48,914	53,405
Equity method investment	464,580	485,835
Intangible assets, net	211,315	238,503
Goodwill	5,243,266	5,243,266
Other long-term assets	195,171	206,122
Total assets	$9,814,715	$9,865,472

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$107,707	$100,169
Accrued expenses and other current liabilities	432,300	530,686
Deferred revenue and customer deposits	154,047	155,680
Operating lease liability, current	31,886	33,685
Total current liabilities	725,940	820,220
Operating lease liability, noncurrent	78,048	85,875
Long-term debt, net	991,006	990,587
Other long-term liabilities	15,430	15,824
Total liabilities	1,810,424	1,912,506
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	153	153
Additional paid-in capital	15,625,545	15,476,124
Accumulated other comprehensive income (loss)	10,358	(1,301)
Accumulated deficit	(7,631,765)	(7,522,010)
Total stockholders’ equity	8,004,291	7,952,966
Total liabilities and stockholders’ equity	$9,814,715	$9,865,472

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$20,017	$(55,349)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	49,565	53,318
Non-cash reduction to the right-of-use asset	5,170	5,076
Net amortization of investment premium and discount	(4,314)	(6,029)
Stock-based compensation including restructuring	139,273	158,606
Amortization of deferred commissions	19,265	18,829
Provision for doubtful accounts	2,453	6,204
Share of losses from equity method investment	19,471	29,575
Other adjustments	5,846	4,996
Changes in operating assets and liabilities:
Accounts receivable	8,463	15,637
Prepaid expenses and other current assets	33,519	16,901
Other long-term assets	(9,416)	6,859
Accounts payable	7,853	(37,762)
Accrued expenses and other current liabilities	(94,262)	(12,447)
Deferred revenue and customer deposits	(1,634)	(2,127)
Operating lease liabilities	(10,306)	(12,470)
Other long-term liabilities	79	306
Net cash provided by operating activities	191,042	190,123
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities and other investments	(213,844)	(435,590)
Proceeds from sales and maturities of marketable securities	207,431	638,185
Capitalized software development costs	(11,564)	(11,154)
Purchases of long-lived and intangible assets	(1,163)	(1,671)
Net cash (used in) provided by investing activities	(19,140)	189,770
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on finance leases	(2,251)	(4,832)
Value of equity awards withheld for tax liabilities	(53)	(1,918)
Repurchases of shares of Class A common stock and related costs	(126,256)	(356,900)
Proceeds from exercises of stock options	2,766	421
Net cash used in financing activities	(125,794)	(363,229)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	46,108	16,664
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	431,437	655,931
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$477,545	$672,595

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP gross profit	$581,567	$544,041
GAAP gross margin	49.6%	52.0%
Non-GAAP adjustments:
Stock-based compensation	4,271	5,891
Amortization of acquired intangibles	15,682	15,682
Payroll taxes related to stock-based compensation	482	345
Non-GAAP gross profit	$602,002	$565,959
Non-GAAP gross margin	51.3%	54.1%

GAAP research and development	$254,295	$260,457
Non-GAAP adjustments:
Stock-based compensation	(76,407)	(81,349)
Amortization of acquired intangibles	—	(1,120)
Restructuring costs	(9,341)	(8,842)
Payroll taxes related to stock-based compensation	(7,109)	(3,937)
Non-GAAP research and development	$161,438	$165,209
Non-GAAP research and development as % of revenue	13.8%	15.8%

GAAP sales and marketing	$212,113	$214,503
Non-GAAP adjustments:
Stock-based compensation	(31,265)	(34,655)
Amortization of acquired intangibles	(11,457)	(12,137)
Restructuring costs	(2,125)	(485)
Payroll taxes related to stock-based compensation	(2,289)	(1,646)
Non-GAAP sales and marketing	$164,977	$165,580
Non-GAAP sales and marketing as % of revenue	14.1%	15.8%

GAAP general and administrative	$92,077	$112,585
Non-GAAP adjustments:
Stock-based compensation	(25,577)	(34,263)
Restructuring costs	(225)	(619)
Payroll taxes related to stock-based compensation	(1,320)	(848)
Charitable contributions	(2,776)	(1,295)
Non-GAAP general and administrative	$62,179	$75,560
Non-GAAP general and administrative as % of revenue	5.3%	7.2%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP income (loss) from operations	$23,082	$(43,504)
GAAP operating margin	2.0%	(4.2)%
Non-GAAP adjustments:
Stock-based compensation	137,520	156,158
Amortization of acquired intangibles	27,139	28,939
Payroll taxes related to stock-based compensation	11,200	6,776
Charitable contributions	2,776	1,295
Restructuring costs	11,691	9,946
Non-GAAP income from operations	$213,408	$159,610
Non-GAAP operating margin	18.2%	15.2%

GAAP net income (loss) attributable to common stockholders	$20,017	$(55,349)
GAAP net income (loss) attributable to common stockholders as % of revenue	1.7%	(5.3)%
Non-GAAP adjustments:
Stock-based compensation	137,520	156,158
Amortization of acquired intangibles	27,139	28,939
Payroll taxes related to stock-based compensation	11,200	6,776
Accretion of debt discount and issuance costs	419	403
Provision of income tax effects related to non-GAAP adjustments	(45,318)	(31,086)
Charitable contributions	2,776	1,295
Share of losses from equity method investment	19,471	29,575
Restructuring costs	11,691	9,946
Gains on strategic investments, net	(959)	(322)
Non-GAAP net income attributable to common stockholders	$183,956	$146,335
Non-GAAP net income attributable to common stockholders as % of revenue	15.7%	14.0%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP net income (loss) per share attributable to common stockholders, diluted*	$0.12	$(0.31)
Non-GAAP adjustments:
Stock-based compensation	0.85	0.85
Amortization of acquired intangibles	0.17	0.16
Payroll taxes related to stock-based compensation	0.07	0.04
Accretion of debt discount and issuance costs	—	—
Provision of income tax effects related to non-GAAP adjustments	(0.28)	(0.17)
Charitable contributions	0.02	0.01
Share of losses from equity method investment	0.12	0.16
Restructuring costs	0.07	0.05
Gains on strategic investments, net	(0.01)	—
Other dilutive	—	0.01
Non-GAAP net income per share attributable to common stockholders, diluted	$1.14	$0.80

Weighted-average shares used to compute net income per share attributable to common stockholders, diluted	161,794,287	183,354,037

* Some columns may not add due to rounding

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Free cash flow
Net cash provided by operating activities	$191,042	$190,123
Operating cash flow margin	16%	18%
Non-GAAP adjustments:
Capitalized software development costs	(11,564)	(11,154)
Purchase of long-lived and intangible assets	(1,163)	(1,671)
Free cash flow	$178,315	$177,298
Free cash flow margin	15%	17%
Net cash (used in) provided by investing activities	$(19,140)	$189,770
Net cash used in financing activities	$(125,794)	$(363,229)

TWILIO INC.
Operating Results by Segment
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2025

	Communications	Segment	Total
Revenue	$1,096,806	$75,657	$1,172,463
Cost of revenue attributable to segments	550,780	19,681	570,461
Operating expenses attributable to segments	268,564	57,494	326,058
Segment non-GAAP income (loss) from operations	$277,462	$(1,518)	$275,944

Reconciliation of total segment non-GAAP income (loss) from operations to income from operations:
Total segment non-GAAP income from operations			$275,944
Corporate costs not allocated to segments			(62,536)
Stock-based compensation			(137,520)
Amortization of acquired intangibles			(27,139)
Payroll taxes related to stock-based compensation			(11,200)
Charitable contributions			(2,776)
Restructuring costs			(11,691)
Income from operations			23,082
Other income, net			3,502
Income before provision for income taxes			$26,584

CONTACT:
Investor Contact:
Bryan Vaniman
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com